SECOND AMENDMENT TO PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS

This Second Amendment to Purchase Agreement and Escrow Instructions (this “Amendment”) is made and entered into as of March 12, 2010 (the “Effective Date”) by and between G&E HC REIT II PARKWAY MEDICAL CENTER, LLC, a Delaware limited liability company, its successors and assigns (“Buyer”), and PARKWAY MEDICAL CENTER, LLC, an Ohio limited liability company (“Seller”).

RECITALS

A. Seller and Buyer entered into that certain Purchase Agreement and Escrow Instructions with an effective date of January 28, 2010, as amended by that certain First Amendment to Purchase Agreement and Escrow Instructions, dated February 24, 2010 (the “Agreement”), with respect to the purchase and sale of that certain parcel of real property located at 3609 and 3619 Park East Drive, Beachwood, Ohio 44122 (and known as Parkway Medical Center), and known as permanent parcel number 742-29-014 (the “Real Property”), as described in greater detail in the Agreement. All capitalized terms not otherwise defined herein shall have the meaning given such terms in the Agreement.

B. Seller and Buyer desire to amend the Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Seller and Buyer agree as follows:

1. Incorporation of Recitals. The foregoing recitals are incorporated herein and made a part hereof as if set forth in their entirety.

2. Mineral Rights. Seller desires to sell, convey and assign to Buyer all of Seller’s Mineral Rights, as well as all right, title and interest of Seller under that certain Oil and Gas Lease between Seller as Lessor and Perry Petroleum as Lessee, dated August 7, 2008 (“Oil and Gas Lease”). Accordingly, the Agreement is hereby amended as follows:

(a) The definition of “Real Property” set forth in Section 1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“In consideration of the Purchase Price (defined below) and upon the terms and conditions contained in this Agreement, Seller agrees to sell, convey and assign to Buyer, and Buyer agrees to purchase from Seller the land (“Land”) located at 3609 and 3619 Park East Drive, Beachwood, Ohio 44122 (and known as Parkway Medical Center), and known as permanent parcel number 742-29-014, with office buildings containing approximately 88,000 square feet (collectively, “Building”), together with all easements, improvements, appurtenances, rights, privileges and hereditaments appertaining thereto or thereunto belonging, and together with all right, title and interest of Seller in and to any land lying in the bed of any highway, street, road or avenue, open or proposed, in front of, abutting or adjoining the Land and all right, title and interest (if any) of Seller in all development rights appurtenant to such Land, including, but not limited to, any oil, gas and other mineral rights (“Mineral Rights”) (collectively, the “Real Property”);”

(b) The definition of “Leases” is hereby amended to include the Oil and Gas Lease.

(c) Section 4(D) of the Agreement is hereby amended by deleting item (viii) in its entirety.

(d) Section 4(E) of the Agreement is hereby deleted in its entirety and replaced with the following:

“Conveyance of title to the Property will be by limited warranty deed (the “Deed”), subject only to the Permitted Exceptions. At Closing, Seller shall assign its rights under the Leases to Buyer and Buyer shall assume the obligations thereunder.”

(e) Section 6(F)(6) of the Agreement is hereby deleted in its entirety.

(f) Section 6(F) of the Agreement is hereby amended by adding the following as one of Seller’s deliveries at Closing:

“(19) An executed letter from Seller to Perry Petroleum in accordance with Section 8 of the Oil and Gas Lease, which notifies Perry Petroleum that the Property has been sold, and includes a certified true copy of the Deed.”

(g) Section 7(A)(vii) regarding the fees and costs associated with recording the Surface Waiver is hereby deleted in its entirety.

(h) Exhibit “D” to the Agreement is hereby deleted in its entirety and replaced with Exhibit “D” attached hereto.

3. Purchase Price. Section 2 of the Agreement is hereby amended to provide that the Purchase Price for the Property shall be Ten Million Nine Hundred Thousand and 00/100 Dollars ($10,900,000.00).

4. Conditions Precedent Favoring Buyer. The following are hereby added to Section 6(D) of the Agreement as conditions precedent favoring Buyer:

“(6) Testing of the water from the water coolers (drinking fountains) located on the second through fifth floors of the north Building and third floor of the south Building by Buyer’s consultant does not indicate lead levels in the drinking water in excess of current federal and state drinking water standards for lead.

(7) Seller has re-striped the parking area of the Property to provide seven (7) additional parking spaces, bringing the total number of parking spaces on the Property to four hundred and forty-eight (448).

(8) Sub-Management Agreements (as defined in Section 8(E) below) satisfactory to Buyer and Buyer’s property manager have been agreed upon prior to Closing, and fully executed counterparts of the Sub-Management Agreements have been delivered by Agent (as defined in Section 8(E) below) and Buyer’s property manager prior to Closing.”

5. Seller’s Deliveries and Buyer’s Deliveries. Sections 6(F) and 6(G) of the Agreement are hereby amended as follows:

(a) Sections 6(F) and 6(G) are hereby amended to provide that Seller and Buyer shall cause duly executed counterparts of the Sub-Management Agreements to be delivered at Closing.

(b) Sections 6(F)(8) and 6(G)(4) are hereby deleted in their entirety.

6. Post-Closing Obligations. Section 8 of the Agreement is hereby amended as follows:

(a) Section 8(B) of the Agreement is hereby deleted in its entirety and replaced with the following:

“Seller represents to Buyer that the tenant improvement allowance for Suite 306 South is Forty-One Thousand and No/100 Dollars ($41,000.00) (the “Suite 306 Allowance”), and the tenant improvement allowance for Suite 404 North is Seventy-Four Thousand One Hundred Ninety and No/100 Dollars ($74,190.00) (the “Suite 404 Allowance”; the Suite 306 Allowance and the Suite 404 Allowance will hereinafter be collectively referred to as the “Allowance”).”

(b) The first sentence of Section 8(C) of the Agreement is hereby deleted in its entirety and replaced with the following:

“Notwithstanding any other provision herein to the contrary, a portion of the funds due to Seller at Closing pursuant to Section 7 above shall be placed into escrow at Closing in the amount of Three Hundred Thousand and No/100 Dollars ($300,000.00) (“Escrow Holdback”), which Escrow Holdback shall be held and disbursed in accordance with an escrow agreement mutually acceptable to Seller and Buyer, as agreed upon no later than five (5) business days prior to Closing, with both parties acting reasonably (the “Escrow Holdback Agreement”).”

(c) The first sentence of Section 8(D) of the Agreement is hereby deleted in its entirety and replaced with the following:

“In addition to the Suite 404 North Rent Credit, Seller shall place into escrow at Closing an amount equal to Four Thousand Three Hundred Twenty-Seven and Seventy-Five/100 Dollars ($4,327.75) multiplied by the number of months between the Closing Date and July 31, 2010; provided that any sum due for a partial month shall be prorated on a daily basis, based on a thirty (30) day calendar month (the “Rental Escrow”), which Rental Escrow shall be held and disbursed in accordance with an escrow agreement mutually acceptable to Seller and Buyer, as agreed upon no later than five (5) business days prior to Closing, with both parties acting reasonably (the “Rental Escrow Agreement”).”

(d) Section 8(E) of the Agreement is hereby deleted in its entirety and replaced with the following:

“At Closing, Buyer’s property manager, Grubb & Ellis Equity Advisors, Property Management, Inc. (“GEEA PM”), shall enter into leasing and management sub-agreements (collectively, the “Sub-Management Agreements”) with The King Group Realty, Inc. (“Agent”) which shall provide for the leasing and management of the Building for a twenty-four (24) month period after the Closing Date, which Sub-Management Agreements shall provide, among other items, that Agent shall be paid a management fee equal to two and one-quarter percent (2.25%) of the total gross rents received from the Property, certain reimbursable wage and benefit expenses and leasing commissions at prevailing market commission rates. The forms of the Sub-Management Agreements shall be as agreed to by the parties prior to Closing, both acting reasonably.”

7. Seller Escrow. The form of the Seller Escrow Agreement referenced in Section 12(V) of the Agreement is attached hereto as Exhibit “A”.

8. Approval Notice. Pursuant to Section 3(D) of the Agreement, subject to full execution of this Amendment by Buyer and Seller, Buyer hereby approves of the Property based on its due diligence review. Notwithstanding any other provision in the Agreement to the contrary, Seller and Buyer agree that this Section 8 shall constitute the Approval Notice required by Section 3(D) of the Agreement upon full execution of this Amendment by Seller and Buyer.

9. Amendment. Except as specifically modified by this Amendment, the Agreement is hereby ratified and confirmed, and all of the terms and provisions of the Agreement remain in full force and effect. In the event of a conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall prevail. This Amendment contains the entire understanding of Seller and Buyer with respect to the subject matter hereof, and supersedes all prior or contemporaneous written or oral agreements and understandings between the parties hereto pertaining to any such matter.

10. Counterparts. Seller and Buyer intend and agree that (i) faxed or emailed signatures of this Amendment shall constitute original signatures and (ii) a faxed or emailed version of this Amendment containing the signature (original, faxed or emailed) of Seller and Buyer shall be counterparts, each of which will constitute an original and all of which shall comprise the entire Amendment. Seller and Buyer further agree that the acknowledgement of this Amendment by Escrow Agent is not required for this Amendment to be binding and effective as between Seller and Buyer.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

“SELLER”

PARKWAY MEDICAL CENTER, LLC,
an Ohio limited liability company

By: /s/ Donald M. King
Donald M. King,
its Manager

EXECUTED on this the 12th day of March, 2010.

“BUYER”

G&E HC REIT II PARKWAY MEDICAL CENTER, LLC, a Delaware limited liability company

By: GRUBB & ELLIS HEALTHCARE REIT II HOLDINGS, LP, a Delaware limited partnership
Title: Sole Member

By: GRUBB & ELLIS HEALTHCARE REIT II, INC., a Maryland corporation

Title: General Partner

By: /s/ Shannon K S Johnson
Name: Shannon K S Johnson
Title: Chief Financial Officer

EXECUTED on this the 12th day of March, 2010.

The undersigned Escrow Agent acknowledges the foregoing.

ESCROW AGENT:

RESOURCE TITLE AGENCY

By: /s/ Deborah Lawrence-Auten
Name: Deborah Lawrence-Auten
Its: Senior Vice President

Date: March 12, 2010